PRICING SUPPLEMENT NO. 47                                         Rule 424(b)(3)
DATED: March 23, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes     Book Entry Notes
$8,000,000                     [x]                     [x]

Original Issue Date:           Fixed Rate Notes        Certificated Notes
March 26, 1998                 [_]                     [_]

Maturity Date:
September 24, 1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                                  Optional          Optional
                          Redemption              Repayment         Repayment
Redeemable On             Price(s)                Date(s)           Price(s)
-------------             ----------              ---------         ----------

N/A                       N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.02%

*        The 24th of each month.

**       The 24th of each month.

*** The one month LIBOR rate as of March 24, 1998 plus 2 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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